AMENDED AND RESTATED BY-LAWS OF MOUNTAINEER GAS COMPANY
ARTICLE I OFFICES

The principal office of the Corporation shall be located at 414 Summers Street, the City of Charleston, County of Kanawha, and the State of West Virginia. The Corporation may have such other offices, either within or without the State of West Virginia, as the Board of Directors may designate or as the business of the Corporation may require from time to time.

ARTICLE II SHAREHOLDERS

Section 2.01 Annual Meeting. The annual meeting of the shareholders shall be held on the second Thursday in the month of December, in each year, beginning with the year 1993, at the hour of 1:30 P.M., or on such other date and/or time as may be determined by the Board of Directors, for the purpose of electing directors and for the transaction of such other business as may come before the meeting.

Section 2.02 Special Meetings. Special meetings of the shareholders, for any purpose or purposes, unless otherwise prescribed by statute, may be called by the President or by the Board of Directors, and shall be called by the President at the request of the holders of not less than 10% of all the outstanding shares of the corporation entitled to vote at the meeting.

Section 2.03 Place of Meeting. The Board of Directors may designate any place, either within or without the State of West Virginia, as the place of meeting for any annual meeting or for any special meeting called by the Board of Directors. A waiver of notice signed by all shareholders entitled to vote at a meeting may designate any place, either within or without the State of West Virginia, as the place for the holding of such meeting. If no designation is made, or if a special meeting be otherwise called, the place of meeting shall be the principal office of the corporation in the State of West Virginia.

Section 2.04 Notice of Meeting. Written or printed notice stating the place, day, and hour of the meeting and, in case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than ten (10) nor more than fifty (50) days before the date of the meeting, either personally or by mail, by or at the direction of the president, or the secretary, or the officer or persons calling the meeting, to each shareholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail, addressed to the shareholder at his address as it appears on the stock transfer books of the corporation, with postage thereon prepaid.

Section 2.05 Closing of Transfer Books or Fixing of Record Date. For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or shareholders entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other proper purpose, the Board of Directors of the corporation may provide that the stock transfer books shall be closed for a stated period, but not to exceed, in any case, fifty (50) days. If the stock transfer books shall be closed for the purpose of determining shareholders entitled to notice of or to vote at a meeting of shareholders, such books shall be closed for at least ten (10) days immediately preceding such meeting. In lieu of closing the stock transfer books, the Board of Directors may fix in advance a date as the record date for any such determination of shareholders, such date in any case to be not more than fifty (50) days and, in case of a meeting of shareholders, not less than ten (10) days prior to the date on which the particular action requiring such determination of shareholders is to be taken. If the stock transfer books are not closed and no record date is fixed for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders, or shareholders entitled to receive payment of a dividend, the date on which notice of the meeting is mailed or the date on which the resolution of the Board of Directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of shareholders. When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this section, such determination shall apply to any adjournment thereof.

Section 2.06 Voting Record. The officer or agent having charge of the stock transfer books for shares of the Corporation shall make a complete record of the shareholders entitled to vote at such meeting, or any adjournment thereof, arranged in alphabetical order, with the address of and the number of shares held by each, which list shall be kept on file at the office of the Corporation and shall be subject to inspection by any shareholder at any time during usual business hours. Such list shall also be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any shareholder during the whole time of the meeting. The original stock transfer book shall be prima facie evidence as to who are the shareholders entitled to examine such list or transfer books or to vote at any meeting of shareholders.

Section 2.07 Quorum. A majority of the outstanding shares of the Corporation entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of shareholders. If less than a majority of the outstanding shares are represented at a meeting, a majority of the shares so represented may adjourn the meeting from time to time without further notice. At any reconvening of such previously adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified. The shareholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum.

Section 2.08 Proxies. At all meetings of shareholders, a shareholder may vote by proxy executed in writing by the shareholder or by his duly authorized attorney in fact. Such proxy shall be filed with the secretary of the Corporation before or at the time of the meeting. No proxy shall be valid after eleven months from the date of its execution, unless otherwise provided in the proxy.

Section 2.09 Voting of Shares. Subject to the provisions of Section 2.11 of this Article II, each outstanding share entitled to vote shall be entitled to one vote upon each matter submitted to a vote at a meeting of shareholders.

Section 2.10 Voting of Shares by Certain Holders.

(a) Shares standing in the name of another Corporation, domestic or foreign, may be voted by such officer, agent or proxy as the by-laws of such other Corporation may prescribe or, in the absence of such provision, as the board of directors of such other corporation may determine.

(b) Shares held by an administrator, executor, guardian, committee, curator, or conservator may be voted by him, either in person or by proxy, without a transfer of such shares into his name. Shares standing in the name of a trustee may be voted by him, either in person or by proxy, but no trustee shall be entitled to vote shares held by him without a transfer of such shares into his name.

(c) Shares standing in the name of a receiver may be voted by such receiver, and shares held by or under the control of a receiver may be voted by such receiver without the transfer thereof into his name if authority so to do be contained in an appropriate order of the court by which such receiver was appointed.

(d) A shareholder whose shares are pledged shall be entitled to vote such shares until the shares have been transferred into the name of the pledgee, and thereafter the pledgee shall be entitled to vote the shares so transferred.

(e) On and after the date on which written notice of redemption of redeemable shares has been mailed to the holders thereof and a sum sufficient to redeem such shares has been deposited with a bank or trust company with irrevocable instruction and authority to pay the redemption price to the holders thereof upon surrender of certificates therefor, such shares shall not be entitled to vote on any matter and shall not be deemed to be outstanding shares.

Section 2.11 Cumulative Voting. At each election for directors, every shareholder entitled to vote at such election shall have the right to vote, in person or by proxy, the number of shares owned by him for as many persons as there are directors to be elected and for whose election he has a right to vote, or to cumulate his votes by giving one candidate as many votes as the number of such directors multiplied by the number of his shares shall equal, or by distributing such votes on the same principle among any number of candidates.

Section 2.12 Meeting by Electronic Communication. One or more shareholders may participate in a meeting of the shareholders by means of conference telephone or similar electronic communications equipment by means of which all persons participating in the meeting can hear each other. Whenever a vote of the shareholders is required or permitted in connection with any corporate action this vote may be taken orally during this conference. The agreement thus reached shall have like effect and validity as though the action were duly taken by the action of the shareholders at a meeting of shareholders if the agreement is reduced to writing and approved by the shareholders at the next regular meeting of the shareholders after the conference.

Section 2.13 Informal Action. Whenever the vote of shareholders or members at a meeting thereof is required or permitted to be taken in connection with any corporate action, the meeting and vote of the shareholders or members may be dispensed with if all of the shareholders or members who would have been entitled to vote upon the action agree in writing to the corporate action being taken. The agreement shall have like effect and validity as though the action were duly taken by the unanimous action of all shareholders or members entitled to vote at a meeting of the shareholders or members duly called and legally held.

ARTICLE III BOARD OF DIRECTORS

Section 3.01 General Powers. The business and affairs of the Corporation shall be managed by its Board of Directors.

Section 3.02 Number, Election. Tenure and Qualifications. The number of directors of the Corporation shall be three (3) or such other number not to exceed eight (8) as the Board of Directors may establish by resolution. The director or directors shall hold office until the next annual meeting of shareholders and until his or their successor or successors has or shall have been elected and qualified. Directors need not be residents of the State of West Virginia or a shareholder of the Corporation.

Section 3.03 Regular Meetings. A regular meeting of the Board of Directors shall be held without other notice than this By-Law immediately after, and at the same place as, the annual meeting of shareholders. The Board of Directors may provide, by resolution, the time and place, either within or without the State of West Virginia for the holding of additional regular meetings without other notice than such resolution.

Section 3.04 Special Meetings. Special meetings of the Board of Directors may be held at any time by the call of the President or any two (2) directors. The person or persons authorized to call special meetings of the Board of Directors may fix any place, either within or without the State of West Virginia, as the place for holding any special meeting of the Board of Directors called by them.

Section 3.05 Notice. Notice of any special meeting shall be given by written notice delivered personally, by mail, by facsimile or by telegram to each director at his business address as appearing in the records of the Corporation. Notice shall be deemed to be delivered when received at the address of the director and must be given at least two (2) days prior to the meeting. The presence of any director at a meeting shall constitute a waiver of notice of such meeting as to that director, except when a director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting, except that such notice must set forth the nature of the business intended to be transacted if such business is (a) amending the By-Laws or (b) authorizing the sale of all or substantially all of the assets of the Corporation.

Section 3.06 Quorum. A majority of the number of directors fixed by Section 3.02 of this Article III shall constitute a quorum for the transaction of business at any meeting of the Board of Directors, but if less than such majority is present at a meeting, a majority of the directors present may adjourn the meeting from time to time without further notice.

Section 3.07 Manner of Acting. The act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors; provided, however, that in the event any matter should come before the 1 Board of Directors as to which one of the directors has or may have a conflict of interest, said director shall abstain from voting thereon, and the remaining director or directors, as the case may be, shall have full and complete authority to consider and vote upon such matter, and such vote shall be binding upon the Corporation.

Section 3.08 Vacancies. Any vacancy occurring in the Board of Directors may be filled by the affirmative vote of a majority of the remaining directors though less than a quorum of the Board of Directors. A director elected to fill a vacancy shall be elected for the unexpired term of his predecessor in office. Any directorship to be filled by reason of an increase in the number of directors may be filled by the Board of Directors at their regular meeting or at a special meeting called for that purpose, for a term of office continuing only until the next election of directors.

Section 3.09 Compensation. By resolution of the Board of Directors, the directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors, and may be paid a fixed sum for attendance at each meeting of the Board of Directors and/or a stated salary as director. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.

Section 3.10 Presumption of Assent. A director of the Corporation who is present at a meeting of the Board of Directors at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless his dissent shall be entered in the minutes of the meeting or unless he shall file his written dissent to such action with the person acting as the secretary of the meeting before the adjournment thereof or shall forward such dissent by registered mail to the secretary of the Corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to a director who voted in favor of such action.

Section 3.11 Meeting by Electronic Communication. One or more directors may participate in a meeting of the directors by means of conference telephone or similar electronic communications equipment by means of which all persons participating in the meeting can hear each other. Whenever a vote of the directors is required or permitted in connection with any corporate action, the vote may be taken orally during this conference. The agreement thus reached shall have like effect and validity as though the action were duly taken by the action of the directors at a meeting of directors if the agreement is reduced to writing and approved by the directors at the next regular meeting of the directors after the conference.

Section 3.12 Informal Action. Whenever the vote of directors at a meeting thereof is required or permitted to be taken in connection with any corporate action, the meeting and vote of the directors may be dispensed with if all the directors agree in writing to the corporate action being taken. The agreement shall have like effect and validity as though the actions were duly taken by the unanimous action of all directors at a meeting of the directors duly called and legally held.

ARTICLE IV COMMITTEES

Section 4.01 Executive Committee. The Board of Directors may, in its discretion, by resolution adopted by a majority of the whole board, constitute a general executive committee for the Board of Directors, appoint the members thereof, who shall be Board members, and specify its authority and responsibility. Members of said committee shall serve at the pleasure of the Board of Directors. The executive committee shall have such powers and shall perform such duties as the board may delegate to it in writing from time to time, including the immediate oversight and management of the business affairs of the Corporation, except that the committee shall have no power to declare dividends or to adopt, amend, or repeal the By-Laws of the Corporation.

The executive committee shall be organized and shall perform its functions as directed by the Board of Directors and shall report periodically to the Board of Directors. The committee shall act by a majority of the members thereof, and any action duly taken by the executive committee within the course and scope of its authority shall be binding on the Corporation.

The executive committee may be abolished at any time by the vote of a majority of the Board of Directors at any meeting of the Board of Directors, and during the course of the committee's existence, the membership thereof may be increased or decreased and the authority and duties of the committee changed by the Board of Directors as it may deem appropriate.

The Chairman of the Executive Committee shall be appointed from time to time by the Board of Directors, and the Secretary of the Corporation shall act as Secretary thereof. In the absence from any meeting of the Executive Committee of its Chairman, the President of the Corporation, if then present, shall act as Chairman of the meeting, and in the absence of the President, the Committee shall appoint a Chairman of the meeting. In the absence from any meeting of the Executive Committee of its Secretary, the Executive Committee shall appoint a Secretary of the meeting.

Section 4.02 Other Committees. The Board of Directors, at its discretion, may constitute and appoint special committees, in addition to the executive committee, to assist in the supervision, management, and control of the affairs of the Corporation, with responsibilities and powers appropriate to the nature of the several committees and as provided by the Board of Directors in the resolution of appointment or in subsequent resolutions and directives. The members of each committee so constituted and appointed by the Board of Directors shall be Board members and shall serve at the pleasure of the Board of Directors.

In addition to such obligations and functions as may be expressly provided for by the Board of Directors, each committee so constituted and appointed by the Board of Directors shall from time to time report to and advise the Board of Directors on corporate affairs within its particular area of responsibility and interest.

ARTICLE V OFFICERS

Section 5.01 Number. The officers of the Corporation shall be President, Secretary, and Treasurer, each of whom shall be elected by the Board of Directors. Such other officers and assistant officers, such as Vice President and Chairman of the Board, as may be deemed necessary, may be elected or appointed by the Board of Directors. Any two or more offices may be held by the same person, except the offices of President and Secretary.

Section 5.02 Election and Term of Office. The officers of the Corporation to be elected by the Board of Directors shall be elected annually by the Board of Directors at the first meeting of the Board of Directors held after each annual meeting of the shareholders. If the election of officers shall not be held at such meeting, such election shall be held as soon thereafter as is practicable. Each officer shall hold office until his successor shall have been duly elected and shall have qualified or until his death or until he shall resign or shall have been removed in the manner hereinafter provided.

Section 5.03 Removal. Any officer or agent elected or appointed by the Board of Directors may be removed by the Board of Directors whenever in its judgment the best interests of the Corporation would be served thereby. Election or appointment of an officer or agent shall not of itself create contract rights.

Section 5.04 Vacancies. A vacancy in any office because of death, resignation, removal, disqualification or otherwise, may be filled by the Board of Directors for the unexpired portion of the term.

Section 5.05 Chairman of the Board. The Chairman of the Board of Directors shall be the chief executive officer of the Corporation and shall preside at all meetings of the Board of Directors and of the shareholders at which he shall be present. He shall have and may exercise such powers and perform such other duties as are, from time to time, assigned to him by the Board of Directors and as may be provided by law.

Section 5.06 President. The President shall be the principal executive officer of the Corporation and, subject to the control of the Board of Directors, shall in general supervise and control all of the business and affairs of the Corporation. He may sign, individually, or with the Secretary or any other proper officer of the Corporation thereunto authorized by the Board of Directors, certificates for shares of the Corporation, any deeds, mortgages, bonds, contracts, or other instruments for the Corporation, except in cases where the signing and execution thereof shall be expressly delegated by the Board of Directors or by these By-Laws to some other officer or agent of the Corporation, or shall be required by law to be otherwise signed or executed; and in general shall perform all duties incident to the office of president and such other duties as may be prescribed by the Board of Directors from time to time.

Section 5.07 The Secretary. The Secretary shall (a) keep the minutes of the shareholders' and of the Board of Directors' meetings in one or more books provided for that purpose, (b) see that all notices are duly given in accordance with the provisions of these By-Laws or as required by law, (c) be custodian of the corporate records and of the seal of the Corporation and see that the seal of the Corporation is affixed to all documents, the execution of which on behalf of the Corporation under its seal is duly authorized, (d) keep a register of the post office address of each shareholder which shall be furnished to the Secretary by such shareholder, (e) sign with the President, or a vice president, certificates for shares of the Corporation, the issuance of which shall have been authorized by resolution of the Board of Directors, (f) have general charge of the stock transfer books of the Corporation, and (g) in general perform all duties incident to the office of secretary and such other duties as from time to time may be assigned to him by the President or by the Board of Directors.

Section 5.08 The Treasurer. The Treasurer shall (a) have charge and custody of and be responsible for all funds and securities of the Corporation, (b) receive and give receipts and monies due and payable to the Corporation from any source whatsoever, and deposit all such monies in the name of the Corporation in such banks, trust companies or other depositories as shall be selected in accordance with the provisions of Article VI of these By-Laws, and (c) in general perform all of the duties incident to the office of treasurer and such other duties as from time to time may be assigned to him by the President or by the Board of Directors. If the Board of Directors do not appoint an individual treasurer, either the President or the Secretary shall, at the Board of Directors discretion, perform the duties of treasurer.

Section 5.09 The Vice President. If a Vice President shall be elected by the Board of Directors, the Vice President shall, in the absence of the President or in the event of the President's death, inability or refusal to act, perform the duties of the President, and when so acting, shall have all the powers of and be subject to all the restrictions upon the President. The Vice President may sign, with the Secretary, certificates for shares of the Corporation, and shall perform such other duties as from time to time may be assigned to him by the President or by the Board of Directors.

Section 5.10 Assistant Officers. The Board of Directors shall have the power, in its discretion, to appoint any qualified person to act as assistant to any officer of the Corporation. Such assistant shall perform such duties as the Board of Directors shall prescribe, including the performance of the duties of the principal officer when the incumbent is unable to act or it is impractical for him to act personally, subject to any restrictions on such authority as may be imposed by the Board of Directors. The acts of such assistant officer, within the scope of his authority as delineated by the Board of Directors, shall be the acts of the Corporation to the same extent as if done by the principal officer.

Section 5.11 Salaries. The salaries of the officers shall be fixed from time to time by the Board of Directors and no officer shall be prevented from receiving such salary by reason of the fact that he is also a director of the Corporation.

ARTICLE VT CONTRACTS, LOANS. CHECKS AND DEPOSITS

Section 6.01 Contracts. The Board of Directors may authorize any officer or officers, agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the Corporation, and such authority may be general or confined to specific instances.

Section 6.02 Loans. Loans shall be contracted on behalf of the Corporation and evidences of indebtedness shall be issued in its name in such manner as shall from time to time be determined by resolution of the Board of Directors. Such authority may be general or confined to specific instances.

Section 6.03 Checks, Drafts, etc. All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the Corporation, shall be signed by such officer or officers, agent or agents of the Corporation and in such manner as shall from time to time be determined by resolution of the Board of Directors.

Section 6.04 Deposits. All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation in such banks, trust companies or other depositories as the Board of Directors may select.

ARTICLE VII CERTIFICATES FOR SHARES AND THEIR TRANSFER

Section 7.01 Certificates for Shares. Certificates representing shares of the Corporation shall be in such form as shall be determined by the Board of Directors. Such certificates shall be signed by the President or a Vice President and by the Secretary. All certificates for shares shall be consecutively numbered or otherwise identified. The name and address of the person to whom the shares represented thereby are issued, with the number of shares and date of issue, shall be entered on the stock transfer books of the Corporation. All certificates surrendered to the Corporation for transfer shall be cancelled and no new certificate shall be issued until the former certificate for a like number of shares shall have been surrendered and cancelled, except that in case of a lost, destroyed or mutilated certificate, a new one may be issued therefor upon such terms and indemnity to the Corporation as the Board of Directors may prescribe.

Section 7.02 Transfer of Shares. Transfer of shares of the Corporation shall be made only on the stock transfer books of the Corporation by the holder of record thereof or by his legal representative, who shall furnish proper evidence of authority to transfer, or by his attorney thereunto authorized by power of attorney duly executed and filed with the Secretary of the Corporation, and on surrender for cancellation of the certificate for such shares. The person in whose name shares stand on the books of the Corporation shall be deemed by the Corporation to be the owner thereof for all purposes.

ARTICLE VIII INDEMNITY

Each director and officer, or former director or officer of this Corporation, shall be indemnified against expenses actually and necessarily incurred by him in connection with the defense of any action, suit or proceeding, civil or criminal, in which he is made a party by reason of being or having been such director or officer, except in relation to matters in which he shall be adjudged, in such action, suit or proceeding, to be liable for willful misconduct in the performance of duty to the Corporation. A conviction or judgment (whether based on a plea of guilty or its equivalent or after trial) in a criminal or civil proceeding shall not be deemed an adjudication of liability for willful misconduct in the performance of duty to the Corporation if such director or officer acted in good faith in what he considered to be the best interest of the Corporation and with no reasonable cause to believe that the action was illegal. If in the judgment of the Board of Directors a settlement of any claim so arising is deemed in the best interests of the Corporation, any such director or officer shall be reimbursed for any amounts paid in effecting such settlement and reasonable expenses thereby incurred.

To the extent available, the Corporation shall maintain directors and officers insurance coverage on each present and former director and officer of the Corporation for a all acts and omissions which are insurable.

ARTICLE IX DIVIDENDS

The Board of Directors may from time to time declare, and the Corporation may pay, dividends on its outstanding shares in the manner and upon the terms and conditions provided by law and its articles of incorporation.

ARTICLE X SEAL

The Board of Directors shall provide a corporate seal which shall be circular in form and shall have inscribed thereon the name of the Corporation, the state and year of incorporation, and the words "Corporate Seal", but the Board of Directors may adopt a different seal from time to time.

ARTICLE X WAIVER OF NOTICE

Whenever any notice is required to be given to any shareholder or director of the Corporation under the provisions of these By-Laws or under the provisions of the articles of incorporation or under the provisions of law, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.

ARTICLE XII AMENDMENTS

These By-Laws may be altered, amended or repealed and new By-Laws may be adopted by the Board of Directors at any regular or special meeting of the Board of Directors, but any By-Laws or amendments to By-Laws made by the directors may be amended, altered or repealed by the Board of Directors or by a majority of the stockholders.

December 9, 1993